Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 30, 2004, except for the matters discussed in 2 (a)(1), for which the date is February 5,2004, accompanying the consolidated financial statements in the Annual Report of Gilman + Ciocia, Inc. on Form 10-K for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Gilman + Ciocia on Forms S-8 (File No. 333-50089, effective April 14, 1998 and file No. 333-14915, effective October 28, 1996).


                                                     RADIN, GLASS & CO, LLP

New York, New York
June 14, 2006